SunEdison, an MEMC Company, and First Reserve Announce Joint Venture to Fund Up to $1.5 Billion of Solar Energy Projects

BELTSVILLE, MD, May 25, 2010 – SunEdison, the solar energy development division of MEMC Electronic Materials, Inc. (NYSE: WFR), today announced an agreement with First Reserve Corporation to establish a joint venture which could provide for the acquisition of up to $1.5 billion in current and future SunEdison solar photovoltaic energy projects.

SunEdison is one of the world’s leading solar project developers, with more than 350 solar electric power plants constructed and under management.  First Reserve is one of the world’s largest private equity and energy infrastructure investors, with $20 billion under management.

The initial equity commitment for the joint venture of $167 million will be contributed by First Reserve and SunEdison over time.  When combined with contemplated additional debt financing, these equity commitments are expected to fund the acquisition of solar assets developed by SunEdison with an enterprise value of $825 million.  The agreement contemplates that depending on market conditions, development opportunities and existing capital of the joint venture, First Reserve may raise an additional $150 million of equity which, when coupled with a corresponding increase in project debt financing, could scale the joint venture up to an aggregate of $1.5 billion of solar projects developed by SunEdison.   SunEdison and First Reserve believe this joint venture will be one of the largest world-wide energy infrastructure enterprises focused on the long-term ownership of solar photovoltaic generation assets.

“We are excited to partner with First Reserve, a proven leader in energy infrastructure financing,” said Carlos Domenech, President of SunEdison.  “The industry needs efficient and scalable financing models to meet demand.  We expect the joint venture to help facilitate the development of our existing backlog of project opportunities and prospective projects that meet our development criteria.”

“SunEdison is a best-in-class partner due to its proven track record of developing, building, financing and operating solar photovoltaic electric power plants around the world,” said Mark Florian, Managing Director of First Reserve Energy Infrastructure. “This investment enables us to build a portfolio of high quality solar photovoltaic assets, utilizing mature technologies, in one of the fastest growing segments of energy infrastructure. We believe the portfolio will generate a predictable long-term cash flow suitable to our focus on long-term infrastructure markets. ”

SunEdison and First Reserve will make capital contributions to the joint venture as qualifying projects are constructed in the targeted markets of the United States, Italy, Spain and Canada.  SunEdison will lead the project identification and development process and First Reserve will lead the project financing efforts.  Once constructed, the projects will be purchased by the joint venture and then operated and managed by SunEdison.  Power generated by the projects will be sold pursuant to long-term power purchase agreements or feed-in tariff arrangements.

SunEdison	866 SunEdison (786 3347)	info@sunedison.com
Corporate Headquarters	T +1 443 909 7200	www.sunedison.com
12500 Baltimore Avenue	F +1 443 909 7150
Beltsville, MD 20705

About SunEdison
SunEdison is a global provider of solar-energy services. The company develops, installs, finances and operates distributed power plants using proven photovoltaic technologies, delivering fully managed, predictably priced solar energy services for its commercial, government and utility customers. In 2009, SunEdison delivered more kilowatt hours (kWh) of energy than any other solar services provider in North America. For more information about SunEdison, please visit www.sunedison.com.

About MEMC
MEMC is a global leader in the manufacture and sale of wafers and related intermediate products to the semiconductor and solar industries. MEMC has been a pioneer in the design and development of silicon wafer technologies for 50 years. With R&D and manufacturing facilities in the U.S., Europe, and Asia, MEMC enables the next generation of high-performance semiconductor devices and solar cells.  Through its SunEdison division, MEMC is also a developer of solar power projects and North America's largest solar energy services provider.

MEMC’s common stock is listed on the New York Stock Exchange under the symbol “WFR” and is included in the S&P 500 Index. For more information about MEMC, please visit www.memc.com.

About First Reserve
First Reserve is the world’s leading private equity firm in the energy industry, making both private equity and infrastructure investments throughout the energy value chain.  For more than 25 years, it has invested solely in the global energy industry, and has developed an unparalleled franchise, utilizing its broad base of specialized energy industry knowledge as a competitive advantage. First Reserve invests strategically across a wide range of energy industry sectors, developing a portfolio that is diversified across the energy value chain, backing talented management teams and building value by building companies.  Further information is available at www.firstreserve.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, including that the joint venture could provide for the development and acquisition of up to $1.5 billion in current and future SunEdison solar photovoltaic energy projects; that the parties’ equity commitments, when combined with contemplated additional debt financing, are expected to fund the acquisition of solar assets developed by SunEdison with an enterprise value of $825 million; that the parties intend to arrange for project debt financing for the selected projects; the potential to scale up to $1.5 billion in solar power projects with the inclusion of up to an additional $150 million in equity and related project debt financing; the expectation that the joint venture will help facilitate the development of existing SunEdison backlog of project opportunities and prospective projects that meet development criteria; and the belief that this joint venture will be one of the largest world-wide energy infrastructure enterprises focused on the long term ownership of solar photovoltaic generation assets; and the belief that the portfolio will generate a predictable long-term cash flow.  Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Potential risks and uncertainties include the availability of acceptable bank debt financing; the availability of acceptable additional equity investors; delays or interruptions in construction of power plants; the timely availability of required permits and authorizations for projects from governmental entities and third parties; changes in applicable regulatory requirements and incentives for production of solar power; and other risks described in MEMC’s filings with the Securities and Exchange Commission, including its Form 10-K for the 2009 fiscal year and its quarterly report on Form 10-Q for the first quarter of 2010.  These forward-looking statements represent MEMC’s and SunEdison’s judgment as of the date of this release.  MEMC and SunEdison disclaim, however, any intent or obligation to update these forward-looking statements.

May 25, 2010	Page 2 of 3

Contacts:

Jessica Anderson
Hill & Knowlton – New York
Office:  (212) 885-0492
Mobile:  (678) 687-9784
Jessica.anderson@hillandknowlton.com

Kelly Newton
Hill & Knowlton – Washington, D.C.
Office:  (202) 944-1908
Mobile:  (202) 215-1250
Kelly.newton@hillandknowlton.com

Brad Oswald
Sr. Marketing Communications Manager
SunEdison
(443) 909-7200

Bill Michalek
Director, IR & Corporate Communications
MEMC Electronic Materials, Inc.
(636) 474-5443

First Reserve Contacts

Michael Henman
Cubitt Consulting
Tel: +44 (0)20 7367 5100
Email: michael.henman@cubitt.com

Caroline Harris
CJP Communications
Tel: +1 212-279-3115; ext. 222
Email: charris@cjpcom.com

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